Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference of our report dated June 1, 2006 on The Shaw Group Inc. 401(k) Plan for Certain Hourly Employees’ (the “Plan”) financial statements as of December 31, 2005 and for the year ended December 31, 2005 included in this 2005 Annual Report on Form 11-K of the Plan into The Shaw Group Inc.’s Registration Statement on Form S-8 (SEC File No. 333-115155).
/s/ Hannis T. Bourgeois, LLP
June 27, 2006
Baton Rouge, Louisiana